Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of CWHEQ Revolving Home Equity Loan Trust, Series 2006-G, relating to the Revolving Home Equity Loan Asset Backed Notes, Series 2006-G, comprising part of the Registration Statement (No. 333-132375) of CWHEQ, Inc., of our report dated March 8, 2006, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which report appears in Item 8 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the incorporation by reference of our report dated March 8, 2006, relating to the consolidated financial statements of MBIA Insurance Corporation, which is included in
      Exhibit 99 of MBIA Inc.'s Form 10-K for the year ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



        /s/ Pricewaterhouse Coopers LLP
        -------------------------------

        New York, New York
        August 25, 2006